1 Exhibit 10.1 PART-TIME EMPLOYMENT AGREEMENT This Part-Time Employment Agreement (the “Agreement”) is made and entered into as of November 30, 2021, to be effective as of December 30, 2021 (the “Effective Date”), between Kforce Inc., a Florida corporation Inc. (“Company”) and David L. Dunkel (“Employee”). Together, the Company and Employee may be referred to hereinafter as the “Parties.” Whereas, Employee has served as the Company’s Chief Executive Officer since 1994, and previously entered into an Employment Agreement, dated as of December 31, 2006, with the Company (the “Prior Employment Agreement”). Whereas, Employee has decided to retire as Chief Executive Officer and as an executive officer of the Company as of the Effective Date. Whereas, in order to insure the availability of the advice, counsel and experience of Employee, the Company desires to continue to employ Employee on a limited, part-time basis following the Effective Date pursuant to the terms of this Agreement. NOW, THEREFORE, Company and Employee agree as follows: 1. Resignation as Chief Executive Officer. Employee hereby resigns as Chief Executive Officer and as an executive officer of the Company as of the Effective Date, and the Company accepts such resignation. 2. Employment as Part-Time Employee. Commencing on the Effective Date, Employee shall become a part-time employee of the Company upon the terms and conditions set forth in this Agreement. 3. Term. Unless earlier terminated herein in accordance with Section 7 hereof, Employee’s employment with the Company shall be governed by the terms and conditions of this Agreement for a period beginning on the Effective Date and ending on December 31, 2022 (the “Term”). Commencing on December 31, 2022, and on each subsequent December 31 thereafter, the Term shall automatically be extended for one (1) additional year unless, not later than thirty days (30) prior to any such extension date, either party hereto shall have notified the other party hereto in writing that such extension shall not take effect. 4. Extent of Service. During the Term, Employee shall provide advice, counsel and services to Company on a limited, part-time basis at such times and in such manner as reasonably requested by the Company from time to time, including, without limitation, providing transitional support to the successor Chief Executive Officer, providing guidance in the development of the Company’s strategic direction, participation in annual executive planning retreat, periodically meeting with the CEO and other executives, discussions and meetings with the Company’s external stakeholders on an as needed basis and other duties reasonably requested by the Board or the CEO. Notwithstanding anything herein to the contrary, in no event will Employee be expected or permitted to perform services for the Company at a level that would exceed 20% of the average level of bona fide services Employee performed for the Company during the 36-month period preceding the Effective Date. 5. Compensation. (a) As of the Effective Date, Employee’s base salary shall be at the rate of U.S. $437,500 per year (“Base Salary”), less normal withholdings, payable in periodic installments in accordance with the Company’s payroll practices for its employees from time to time. The Board of Directors shall review Employee’s Base Salary annually and may increase or decrease Employee’s Base Salary from time to time. Such adjusted salary then shall become the Employee’s Base Salary for purposes of this Agreement.

2 (b) During the Term, Employee shall have an opportunity to receive an annual bonus under the Company’s annual incentive program, based upon the achievement of performance goals established from year to year by the Compensation Committee (the “Annual Bonus”). (c) During the Term, Employee shall be eligible for grants of stock-based awards under the Company’s long-term incentive plan or plans. Nothing herein requires the Company to make grants of stock- based awards in any year. (d) During the Term, Employee shall be eligible for participation in the welfare benefit plans, practices, policies and programs provided by the Company, if any, to the extent generally available to other employees of the Company, subject to eligibility requirements and terms and conditions of each such plan; provided, however, that nothing herein shall limit the ability of the Company to amend, modify or terminate any such benefit plans, policies or programs at any time and from time to time. (e) During the Term, Employee shall be entitled to receive prompt reimbursement from the Company for all reasonable and customary expenses incurred by Employee in the course of performing the duties and responsibilities under this Agreement, in accordance with the policies, practices and procedures of the Company with respect to travel, entertainment and other business expenses. (f) During the Term, any shares of restricted stock or other equity awards held by Employee as of the Effective Date shall remain outstanding and shall continue to vest in accordance with their existing terms. 6. Other Employment. Except as provided in Sections 4, 9 and 10 hereof, nothing herein shall be construed as in any way prohibiting or preventing Employee from accepting employment with any other entity subsequent to the Effective Date. 7. Termination; Obligations of the Company Upon Termination. (a) The Company may terminate Employee’s employment during the Term with or without Cause upon written notice to Employee. For purposes of this Agreement, “Cause” shall be as defined in the Prior Employment Agreement. (b) Employee may terminate Employee’s employment during the Term at any time upon written notice to Company. (c) Upon termination of Employee’s employment for any reason, the Company shall pay to Employee the amount of any earned but unpaid Base Salary through the date of termination. In addition, in the event the Company terminates Employee’s employment without Cause, and such termination occurs in connection with or following a Change in Control (as such term is defined in the Prior Employment Agreement) and within twelve (12) months following the Effective Date, the Company shall pay to Employee an amount equal to $2,150,000, payable in a lump sum within thirty (30) days following the date of termination, and subject to Employee executing and not revoking a full general release of claims and covenant not to sue in a form satisfactory to the Company. 8. Entire Agreement; Status of Other Agreements. Except as provided herein, this Agreement contains the entire agreement between the Company and Employee with respect to the subject matter hereof and, from and after the Effective Date, this Agreement shall supersede any other agreement (including the Prior Employment Agreement) between the parties with respect to the subject matter hereof. By entering into this Agreement, Employee acknowledges and agrees that the Prior Employment Agreement shall be terminated, without further action by the Parties, and hereby waives any and all rights to any compensation and/or severance benefits under the Prior Employment Agreement (including, without limitation, any severance benefits payable upon a termination of employment for any reason).

3 9. Amendment to and Continuation of Confidential Information Agreement and Restrictive Covenant. The Company and Employee are parties to that certain Confidential Information Agreement and Restrictive Covenant, dated as of December 31, 2006, and attached as Exhibit A to the Prior Employment Agreement (the “Restrictive Covenant Agreement”). The Company and Employee agree that the Restrictive Covenant Agreement shall be and is hereby amended to provide that the “Restriction Period” means the period of time commencing as of the date of the Prior Employment Agreement and ending on the second anniversary of the termination of Employee’s employment pursuant to this Agreement. As so amended, and notwithstanding Section 8 above, the Parties acknowledge and agree that the Restrictive Covenant shall remain in full force and effect. 10. Agreement Not to Compete. In consideration and view of (i) the valuable consideration furnished to Employee by the Company entering into this Agreement, (ii) Employee’s access to confidential information and trade secrets of the Company, and (iii) the value of such confidential information and trade secrets to the Company, during the period commencing on the Effective Date and ending on the second anniversary of the end of the Term, Employee shall not render services to any other firm, person, corporation, partnership or other entity or individual engaged in the business of temporary, contract or permanent placement of individuals or in the staffing services business (including, but not limited to, any executive recruiting firm, employment agency or temporary personnel service). The covenants of Employee contained in this Section 10 are in addition to, and not in amendment, modification or replacement of, any obligations of Employee contained in the Restrictive Covenant Agreement or any other agreement between Employee and the Company. 11. Insider Trading Policy. Notwithstanding Employee’s resignation as an executive officer of the Company, Employee acknowledges and agrees that he shall remain subject to the Company’s Insider Trading Policy, as in effect during the Term. 12. Miscellaneous. (a) Governing Law; Forum Selection; Consent to Jurisdiction. The Company and Employee agree that this Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Florida without giving effect to its conflicts of law principles. Employee agrees that the exclusive forum for any action to enforce this Agreement, as well as any action relating to or arising out of this Agreement, shall be the state or federal court of the State of Florida. With respect to any such court action, Employee hereby (a) irrevocably submits to the personal jurisdiction of such courts; (b) consents to service of process; (c) consents to venue; and (d) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction, service of process, or venue. (b) Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. (c) Amendments. This Agreement may not be amended or modified otherwise than-by a written agreement executed by the parties hereto or their respective successors and legal representatives. (d) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

4 If to the Employee: David L. Dunkel Address on file with the Company If to the Company: Kforce Inc. 1001 East Palm Avenue Tampa, Florida 33605 Attention: CEO or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee. (e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. (f) Withholding. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation. (g) Waivers. The Employee’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right Employee or the Company may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. (h) Counterparts. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of the parties hereto be contained on any one counterpart hereof. Each counterpart shall be deemed an original but all counterparts together shall constitute one and the same instrument. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any telecopy or other electronic transmission of any signature shall be deemed an original and shall bind such party. IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written. Kforce Inc. By: /s/ DAVID M. KELLY David M. Kelly /s/ DAVID L. DUNKEL David L. Dunkel